Exhibit (32)

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)           the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)           information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: November 2, 2006	/s/Douglas M. Baker, Jr.
Douglas M. Baker, Jr. Chairman of the Board, President and Chief Executive Officer

Dated: November 2, 2006	/s/Steven L. Fritze
Steven L. Fritze Executive Vice President and Chief Financial Officer